    As filed with the Securities and Exchange Commission on February 1, 2000
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              ACCRUE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                               94-3238684
     (State of incorporation)          (I.R.S. Employer Identification No.)

                               48634 MILMONT DRIVE
                             FREMONT, CA 94538-7353
                    (Address of principal executive offices)

                                ----------------

                             MARKETWAVE CORPORATION
                             1997 STOCK OPTION PLAN

                             NEOVISTA SOFTWARE, INC.
                        1991 INCENTIVE STOCK OPTION PLAN
                      1991 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plans)

                                ----------------

                               RICHARD D. KREYSAR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              ACCRUE SOFTWARE, INC.
                               48634 MILMONT DRIVE
                             FREMONT, CA 94538-7353
                                 (510) 580-4500
 (Name, address and telephone number, including area code, of agent for service)

                                ----------------

                                    Copy to:

                                John V. Bautista
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                                     Page 1
                             Exhibit Index on Page 6
               (Calculation of Registration Fee on following page)

================================================================================

                                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                       Proposed         Proposed
                                                       Maximum         Maximum          Maximum            Amount of
                                                    Amount to be    Offering Price      Aggregate        Registration
     Title of Securities to be Registered           Registered(1)      Per Share      Offering Price         Fee
-----------------------------------------------------------------------------------------------------------------------
MARKETWAVE CORPORATION 1997 STOCK OPTION PLAN (1)

   Common Stock,
   $0.001 par value.........................        218,081 Shares      $1.14(2)          $248,613           $66

NEOVISTA SOFTWARE, INC. 1991 INCENTIVE STOCK
OPTION PLAN AND 1991 NON-QUALIFIED STOCK
OPTION PLAN (3)

   Common Stock,
   $0.001 par value.........................        546,749 Shares      $4.15(2)         $2,269,009          $599

                  TOTAL                             764,830 Shares                       $2,517,622          $665
=======================================================================================================================

-----------------------

(1) Pursuant to the Agreement and Plan of Merger and Reorganization dated as of September 14, 1999, among Registrant, Marketwave Acquisition Corp., Marketwave Corporation and the shareholders of Marketwave Corporation, Registrant assumed, effective as of September 30, 1999, all of the outstanding options to purchase Common Stock of Marketwave Corporation under the Marketwave Corporation 1997 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee.

(3) Pursuant to the Agreement and Plan of Merger and Reorganization dated as of November 17, 1999, among Registrant, NeoVista Acquisition Corporation and NeoVista Software, Inc., Registrant assumed, effective as of January 14, 2000, all of the outstanding options to purchase Common Stock of NeoVista Software, Inc. under the NeoVista Software, Inc. 1991 Incentive Stock Option Plan and 1991 Non-Qualified Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Registration Statement on Form S-1 filed with the Commission on May 27, 1999 (as amended on July 2, 1999, July 20, 1999 and July 30, 1999) (File No. 333-79491).

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999.

         (c) The Registrant's Current Reports on Form 8-K, filed with the Commission on October 12, 1999 (as amended on November 15, 1999) and January 31, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES. Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the common stock offered hereby will be passed upon for the Registrant by Venture Law Group, A Professional Corporation, Menlo Park, California. John V. Bautista, a director of Venture Law Group, is the secretary of the Registrant. As of the date of this Registration Statement, certain directors of Venture Law Group and an investment partnership affiliated with Venture Law Group own 22,857 shares of the Registrant's common stock and hold options to purchase 20,000 shares of the Registrant's common stock at an exercise price of $8.00 per share.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.  EXHIBITS.

         Exhibit
         Number
         -------
          4.1         Marketwave Corporation 1997 Stock Option Plan
          4.2         NeoVista Software, Inc. 1991 Incentive Stock Option Plan
          4.3         NeoVista Software, Inc. 1991 Non-Qualified Stock Option
                      Plan
          5.1         Opinion of Venture Law Group, a Professional Corporation.
         23.1         Consent of Venture Law Group, a Professional Corporation
                      (included in Exhibit 5.1).
         23.2         Consent of Independent Accountants
         24.1         Powers of Attorney (see page 5)

Item 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Page Follows]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Accrue Software, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 31st day of January, 2000.

                                      Accrue Software, Inc.

                                      By: /s/ RICHARD D. KREYSAR
                                          --------------------------------------
                                           Richard D. Kreysar
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Kreysar and Gregory C. Walker, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                         Date
               ---------                                     -----                         ----
/s/ Richard D. Kreysar                    President and Chief Executive Officer      January 31, 2000
------------------------------------      (Principal Executive Officer)
Richard D. Kreysar


/s/ Gregory C. Walker                     Chief Financial Officer (Principal         January 31, 2000
------------------------------------      Financial and Accounting Officer)
Gregory C. Walker


/s/ David Folkman                         Director                                   January 28, 2000
------------------------------------
David Folkman


/s/ Max D. Hopper                         Director                                   January 31, 2000
------------------------------------
Max D. Hopper


                                          Director                                   February __, 2000
------------------------------------
Steven T. Podradchik


/s/ A. Brooke Seawell                     Director                                   January 31, 2000
------------------------------------
A. Brooke Seawell


/s/ Robert Smelick                        Director                                   January 31, 2000
------------------------------------
Robert Smelick

                                INDEX TO EXHIBITS


Exhibit
Number
-------
 4.1           Marketwave Corporation 1997 Stock Option Plan

 4.2           NeoVista Software, Inc. 1991 Incentive Stock Option Plan

 4.3           NeoVista Software, Inc. 1991 Non-Qualified Stock Option Plan

 5.1           Opinion of Venture Law Group, a Professional Corporation

23.1           Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).

23.2           Consent of Independent Accountants

24.1           Powers of Attorney (see page 5)
